Exhibit (j)(2)
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2011, relating to the statement of financial condition of BNP Paribas Prime Brokerage, Inc., as Exhibit (k)(1) to Post-Effective Amendment No. 56 for Janus Aspen Series (1933 Act File No. 033-63212) filed on September 30, 2011.
/s/ Deloitte & Touche LLP
New York, NY
December 29, 2011